EXHIBIT 99.1

Hanmi Reports 2025 Second Quarter Results

LOS ANGELES, July 22, 2025 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (NASDAQ: HAFC, or “Hanmi”), the parent company of Hanmi Bank (the “Bank”), today reported financial results for the second quarter of 2025.

Net income for the second quarter of 2025 was $15.1 million, or $0.50 per diluted share, compared with $17.7 million, or $0.58 per diluted share for the first quarter of 2025. The return on average assets for the second quarter of 2025 was 0.79% and the return on average equity was 7.48%, compared with a return on average assets of 0.94% and a return on average equity of 8.92% for the first quarter of 2025.

CEO Commentary

“Hanmi delivered solid performance in the second quarter, highlighted by strong operational metrics,” said Bonnie Lee, President and Chief Executive Officer. “We further expanded our net interest margin to 3.07%, and grew preprovision net revenue by 3.7%, primarily driven by lower funding costs.”

“Loans grew 1.6% on an annualized basis with healthy C&I and residential mortgage loan production. Our relationship-based model continued to drive deposit growth, up 1.7% for the quarter. Noninterest-bearing demand deposit balances remained strong, accounting for over 30% of total deposits.”

“Our second quarter net income was impacted by credit loss expense; however, importantly, asset quality remained excellent with significant improvement from the prior quarter. Criticized loans, nonaccrual loans and delinquent loans all declined notably. Looking to the second half of the year, we are encouraged by the strength of our loan pipeline and remain focused on deepening client relationships, expanding our market presence and leveraging our balance sheet to deliver sustainable long-term growth.”

Second Quarter 2025 Highlights:

  Second quarter net income was $15.1 million, or $0.50 per diluted share, compared with $17.7 million, or $0.58 per diluted share in the first quarter; the decline was driven by credit loss expense of $7.6 million.
  Preprovision net revenue1 grew 3.7%, or $1.0 million, reflecting a 3.7% increase in net interest income, a five basis point increase in the net interest margin, a 4.5% increase in noninterest income and well-managed noninterest expenses with the efficiency ratio remaining unchanged at 55.7%.
  Asset quality improved significantly from the first quarter - criticized loans dropped 71.8% to 0.74% of total loans reflecting $85.3 million in loan upgrades of two CRE loans, a $20.0 million loan payment, and an $8.6 million loan charge-off; nonaccrual loans fell 26.8% to 0.41% of total loans reflecting the loan charge-off; and loan delinquencies declined to 0.17% of total loans.
  Loans receivables were $6.31 billion at June 30, 2025, up 0.4% from the end of the first quarter of 2025; loan production for the second quarter was $329.6 million, with a weighted average interest rate of 7.10%.
  Deposits were $6.73 billion at June 30, 2025, up 1.7% from the end of the first quarter of 2025; noninterest-bearing demand deposits at June 30, 2025 were 31.3% of total deposits.
  Hanmi's capital position remains strong with the ratio of tangible common equity to tangible assets2 at 9.58% and the common equity tier 1 capital ratio at 12.12%; both essentially unchanged from the first quarter; tangible book value per share3 was $24.91.

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1 See non-GAAP reconciliation provided at the end of this news release.

For more information about Hanmi, please see the Q2 2025 Investor Update (and Supplemental Financial Information), which is available on the Bank’s website at www.hanmi.com and via a current report on Form 8-K on the website of the Securities and Exchange Commission at www.sec.gov. Also, please refer to “Non-GAAP Financial Measures” herein for further details of the presentation of certain non-GAAP financial measures.

Quarterly Highlights
(Dollars in thousands, except per share data)

	As of or for the Three Months Ended					Amount Change
	June 30,	March 31,	December 31,	September 30,	June 30,	Q2-25	Q2-25
	2025	2025	2024	2024	2024	vs. Q1-25	vs. Q2-24

Net income	$15,117	$17,672	$17,695	$14,892	$14,451	$(2,555)	$666
Net income per diluted common share	$0.50	$0.58	$0.58	$0.49	$0.48	$(0.08)	$0.02

Assets	$7,862,363	$7,729,035	$7,677,925	$7,712,299	$7,586,347	$133,328	$276,016
Loans receivable	$6,305,957	$6,282,189	$6,251,377	$6,257,744	$6,176,359	$23,768	$129,598
Deposits	$6,729,122	$6,619,475	$6,435,776	$6,403,221	$6,329,340	$109,647	$399,782

Return on average assets	0.79%	0.94%	0.93%	0.79%	0.77%	-0.15	0.02
Return on average stockholders' equity	7.48%	8.92%	8.89%	7.55%	7.50%	-1.44	-0.02

Net interest margin	3.07%	3.02%	2.91%	2.74%	2.69%	0.05	0.38
Efficiency ratio (1)	55.74%	55.69%	56.79%	59.98%	62.24%	0.05	-6.50

Tangible common equity to tangible assets (2)	9.58%	9.59%	9.41%	9.42%	9.19%	-0.01	0.39
Tangible common equity per common share (2)	$24.91	$24.49	$23.88	$24.03	$22.99	0.42	1.92

(1) Noninterest expense divided by net interest income plus noninterest income.
(2) Refer to "Non-GAAP Financial Measures" for further details.

Results of Operations
Net interest income for the second quarter was $57.1 million, up 3.7% from $55.1 million for the first quarter of 2025. The increase reflected the benefit of lower rates on interest-bearing liabilities, a higher volume of interest-earning assets and one additional day in the quarter. Average interest-earning assets increased 1.2% while the average yield decreased by one basis point. Average loans receivable increased 1.1% while the average yield decreased by two basis points to 5.93%. Average interest-bearing liabilities increased 0.9% while the average rate paid declined seven basis points. Average interest-bearing deposits, however, increased 3.7% while the average rate paid declined by five basis points to 3.64%, primarily due to lower rates paid on time deposits. Average borrowings fell 66.5% while the average rate paid increased one basis point.

Net interest margin (taxable equivalent) for the second quarter was 3.07%, up five basis points from 3.02% for the first quarter of 2025. The increase in the net interest margin reflected principally the benefit from lower average borrowings and a higher average balance of interest-bearing deposits in other banks.

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2 See non-GAAP reconciliation provided at the end of this news release.
3 See non-GAAP reconciliation provided at the end of this news release.

	For the Three Months Ended (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-25	Q2-25
Net Interest Income	2025	2025	2024	2024	2024	vs. Q1-25	vs. Q2-24

Interest and fees on loans receivable (1)	$92,589	$90,887	$91,545	$92,182	$90,752	1.9%	2.0%
Interest on securities	6,261	6,169	5,866	5,523	5,238	1.5%	19.5%
Dividends on FHLB stock	354	360	360	356	357	-1.7%	-0.8%
Interest on deposits in other banks	2,129	1,841	2,342	2,356	2,313	15.6%	-8.0%
Total interest and dividend income	$101,333	$99,257	$100,113	$100,417	$98,660	2.1%	2.7%

Interest on deposits	41,924	40,559	43,406	47,153	46,495	3.4%	-9.8%
Interest on borrowings	684	2,024	1,634	1,561	1,896	-66.2%	-63.9%
Interest on subordinated debentures	1,586	1,582	1,624	1,652	1,649	0.3%	-3.8%
Total interest expense	44,194	44,165	46,664	50,366	50,040	0.1%	-11.7%
Net interest income	$57,139	$55,092	$53,449	$50,051	$48,620	3.7%	17.5%

(1) Includes loans held for sale.

	For the Three Months Ended (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-25	Q2-25
Average Earning Assets and Interest-bearing Liabilities	2025	2025	2024	2024	2024	vs. Q1-25	vs. Q2-24
Loans receivable (1)	$6,257,741	$6,189,531	$6,103,264	$6,112,324	$6,089,440	1.1%	2.8%
Securities	993,975	1,001,499	998,313	986,041	979,671	-0.8%	1.5%
FHLB stock	16,385	16,385	16,385	16,385	16,385	0.0%	0.0%
Interest-bearing deposits in other banks	200,266	176,028	204,408	183,027	180,177	13.8%	11.1%
Average interest-earning assets	$7,468,367	$7,383,443	$7,322,370	$7,297,777	$7,265,673	1.2%	2.8%

Demand: interest-bearing	$81,308	$79,369	$79,784	$83,647	$85,443	2.4%	-4.8%
Money market and savings	2,109,221	2,037,224	1,934,540	1,885,799	1,845,870	3.5%	14.3%
Time deposits	2,434,659	2,345,346	2,346,363	2,427,737	2,453,154	3.8%	-0.8%
Average interest-bearing deposits	4,625,188	4,461,939	4,360,687	4,397,183	4,384,467	3.7%	5.5%
Borrowings	60,134	179,444	141,604	143,479	169,525	-66.5%	-64.5%
Subordinated debentures	130,880	130,718	130,567	130,403	130,239	0.1%	0.5%
Average interest-bearing liabilities	$4,816,202	$4,772,101	$4,632,858	$4,671,065	$4,684,231	0.9%	2.8%

Average Noninterest Bearing Deposits
Demand deposits - noninterest bearing	$1,934,985	$1,895,953	$1,967,789	$1,908,833	$1,883,765	2.1%	2.7%

(1) Includes loans held for sale.

	For the Three Months Ended					Yield/Rate Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-25	Q2-25
Average Yields and Rates	2025	2025	2024	2024	2024	vs. Q1-25	vs. Q2-24
Loans receivable (1)	5.93%	5.95%	5.97%	6.00%	5.99%	-0.02	-0.06
Securities (2)	2.55%	2.49%	2.38%	2.27%	2.17%	0.06	0.38
FHLB stock	8.65%	8.92%	8.75%	8.65%	8.77%	-0.27	-0.12
Interest-bearing deposits in other banks	4.26%	4.24%	4.56%	5.12%	5.16%	0.02	-0.90
Interest-earning assets	5.44%	5.45%	5.45%	5.48%	5.46%	-0.01	-0.02

Interest-bearing deposits	3.64%	3.69%	3.96%	4.27%	4.27%	-0.05	-0.63
Borrowings	4.58%	4.57%	4.59%	4.33%	4.50%	0.01	0.08
Subordinated debentures	4.84%	4.84%	4.97%	5.07%	5.07%	0.00	-0.23
Interest-bearing liabilities	3.68%	3.75%	4.01%	4.29%	4.30%	-0.07	-0.62

Net interest margin (taxable equivalent basis)	3.07%	3.02%	2.91%	2.74%	2.69%	0.05	0.38

Cost of deposits	2.56%	2.59%	2.73%	2.97%	2.98%	-0.03	-0.42

(1) Includes loans held for sale.
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Credit loss expense for the second quarter was $7.6 million, compared with $2.7 million for the first quarter of 2025. The increase in credit loss expense reflected the increase in net charge-offs as well as an increase in quantitative and qualitative estimated loss rates. Net charge-offs included an $8.6 million loan charge-off on the syndicated commercial real estate office loan designated as nonaccrual, with an associated specific allowance of $6.2 million, in the first quarter of 2025. Second quarter credit loss expense included a $7.5 million credit loss expense for loan losses and a $0.1 million credit loss expense for off-balance sheet items. First quarter credit loss expense included a $2.4 million credit loss expense for loan losses and a $0.3 million credit loss expense for off-balance sheet items.

Noninterest income for the second quarter increased $0.4 million, or 4.5%, to $8.1 million from $7.7 million for the first quarter of 2025. The increase was primarily due to a $0.2 million increase on gains from the sale of SBA loans and an increase in bank-owned life insurance income of $0.4 million from a death benefit claim, partially offset by the absence of gain on sale of mortgage loans. Gain on sales of SBA loans were $2.2 million for the second quarter of 2025, compared with $2.0 million for the first quarter of 2025. The volume of SBA loans sold for the second quarter increased to $35.4 million from $32.2 million for the first quarter of 2025, while trade premiums were 7.61% for the second quarter of 2025 compared with 7.82% for the first quarter. There were no mortgage loans sales during the second quarter, compared with $10.0 million of mortgage loans sold at a 2.50% premium for the first quarter. Gains on mortgage loans sold were $0.2 million for the first quarter. Subsequent to the end of the second quarter, $41.9 million of mortgage loans were sold at a 2.38% premium resulting in a gain of $0.7 million.

	For the Three Months Ended (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-25	Q2-25
Noninterest Income	2025	2025	2024	2024	2024	vs. Q1-25	vs. Q2-24
Service charges on deposit accounts	$2,169	$2,217	$2,192	$2,311	$2,429	-2.2%	-10.7%
Trade finance and other service charges and fees	1,461	1,396	1,364	1,254	1,277	4.7%	14.4%
Servicing income	754	732	668	817	796	3.0%	-5.3%
Bank-owned life insurance income	708	309	316	320	638	129.1%	11.0%
All other operating income	819	897	1,037	1,008	908	-8.7%	-9.8%
Service charges, fees & other	5,911	5,551	5,577	5,710	6,048	6.5%	-2.3%

Gain on sale of SBA loans	2,160	2,000	1,443	1,544	1,644	8.0%	31.4%
Gain on sale of mortgage loans	-	175	337	324	365	-100.0%	-100.0%
Gain on sale of bank premises	-	-	-	860	-	0.0%	0.0%
Total noninterest income	$8,071	$7,726	$7,357	$8,438	$8,057	4.5%	0.2%

Noninterest expense for the second quarter increased $1.3 million to $36.3 million from $35.0 million for the first quarter of 2025. Second quarter noninterest expense was up 3.9% sequentially due to increases in salaries and benefits, professional fees, advertising and promotion and all other operating expenses, partially offset by a $0.6 million gain on sale of other real estate owned. Salaries and benefits increased $1.1 million due to annual merit adjustments and lower capitalized salaries related to loan production. Professional fees increased $0.3 million due to new project activities and fees for services. Advertising and promotion increased $0.2 million primarily due to a new branch opening. All other operating expenses increased $0.4 million due to loan and deposit operating expenses. The efficiency ratio for the second quarter was 55.7%, unchanged from the first quarter of 2025.

	For the Three Months Ended (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-25	Q2-25
	2025	2025	2024	2024	2024	vs. Q1-25	vs. Q2-24
Noninterest Expense
Salaries and employee benefits	$22,069	$20,972	$20,498	$20,851	$20,434	5.2%	8.0%
Occupancy and equipment	4,344	4,450	4,503	4,499	4,348	-2.4%	-0.1%
Data processing	3,727	3,787	3,800	3,839	3,686	-1.6%	1.1%
Professional fees	1,725	1,468	1,821	1,492	1,749	17.5%	-1.4%
Supplies and communication	515	517	551	538	570	-0.4%	-9.6%
Advertising and promotion	798	585	821	631	669	36.4%	19.3%
All other operating expenses	3,567	3,175	3,847	2,875	3,251	12.3%	9.7%
Subtotal	36,745	34,954	35,841	34,725	34,707	5.1%	5.9%

Branch consolidation expense	-	-	-	-	301	0.0%	-100.0%
Other real estate owned expense (income)	(461)	41	(1,588)	77	6	N/M	N/M
Repossessed personal property expense (income)	63	(11)	281	278	262	-672.7%	-76.0%
Total noninterest expense	$36,347	$34,984	$34,534	$35,080	$35,276	3.9%	3.0%

Hanmi recorded a provision for income taxes of $6.1 million for the second quarter of 2025, compared with $7.4 million for the first quarter of 2025, representing an effective tax rate of 28.8% and 29.6%, respectively.

Financial Position
Total assets at June 30, 2025 increased 1.7%, or $133.3 million, to $7.86 billion from $7.73 billion at March 31, 2025. The increase reflected a $51.0 million increase in cash, a $37.8 million increase in loans held for sale, a $27.6 million increase in loans, a $11.1 million increase in securities available for sale, and a $6.7 million increase in prepaid expenses and other assets.

Loans receivable, before allowance for credit losses, were $6.31 billion at June 30, 2025, up from $6.28 billion at March 31, 2025.

Loans held-for-sale were $49.6 million at June 30, 2025, up from $11.8 million at March 31, 2025. At the end of the second quarter, loans held-for-sale consisted of $41.9 million of residential mortgage loans and $7.7 million of the guaranteed portion of SBA 7(a) loans.

	As of (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-25	Q2-25
	2025	2025	2024	2024	2024	vs. Q1-25	vs. Q2-24
Loan Portfolio
Commercial real estate loans	$3,948,922	$3,975,651	$3,949,622	$3,932,088	$3,888,505	-0.7%	1.6%
Residential/consumer loans	993,869	979,536	951,302	939,285	954,209	1.5%	4.2%
Commercial and industrial loans	917,995	854,406	863,431	879,092	802,372	7.4%	14.4%
Equipment finance	445,171	472,596	487,022	507,279	531,273	-5.8%	-16.2%
Loans receivable	6,305,957	6,282,189	6,251,377	6,257,744	6,176,359	0.4%	2.1%
Loans held for sale	49,611	11,831	8,579	54,336	10,467	319.3%	374.0%
Total	$6,355,568	$6,294,020	$6,259,956	$6,312,080	$6,186,826	1.0%	2.7%

	As of
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2025	2025	2024	2024	2024
Composition of Loan Portfolio
Commercial real estate loans	62.2%	63.1%	63.1%	62.3%	62.9%
Residential/consumer loans	15.6%	15.6%	15.2%	14.9%	15.4%
Commercial and industrial loans	14.4%	13.6%	13.8%	13.9%	13.0%
Equipment finance	7.0%	7.5%	7.8%	8.0%	8.5%
Loans receivable	99.2%	99.8%	99.9%	99.1%	99.8%
Loans held for sale	0.8%	0.2%	0.1%	0.9%	0.2%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

New loan production was $329.6 million for the second quarter of 2025 with an average rate of 7.10%, while payoffs were $119.1 million during the quarter at an average rate of 6.47%.

Commercial real estate loan production for the second quarter of 2025 was $112.0 million. Residential mortgage loan production was $83.8 million. Commercial and industrial loan production was $53.4 million, SBA loan production was $46.8 million, and equipment finance production was $33.6 million.

	For the Three Months Ended (in thousands)
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2025	2025	2024	2024	2024
New Loan Production
Commercial real estate loans	$111,993	$146,606	$146,716	$110,246	$87,632
Residential/consumer loans	83,761	55,000	40,225	40,758	30,194
Commercial and industrial loans	53,444	42,344	60,159	105,086	59,007
SBA loans	46,829	55,242	49,740	51,616	54,486
Equipment finance	33,567	46,749	42,168	40,066	42,594
Subtotal	329,594	345,941	339,008	347,772	273,913

Payoffs	(119,139)	(125,102)	(137,933)	(77,603)	(148,400)
Amortization	(151,357)	(90,743)	(60,583)	(151,674)	(83,640)
Loan sales	(35,388)	(42,193)	(67,852)	(43,868)	(42,945)
Net line utilization	12,435	(53,901)	(75,651)	9,426	1,929
Charge-offs & OREO	(12,377)	(3,190)	(3,356)	(2,668)	(2,338)

Loans receivable-beginning balance	6,282,189	6,251,377	6,257,744	6,176,359	6,177,840
Loans receivable-ending balance	$6,305,957	$6,282,189	$6,251,377	$6,257,744	$6,176,359

Deposits were $6.73 billion at the end of the second quarter of 2025, up $109.6 million, or 1.7%, from $6.62 billion at the end of the prior quarter. Driving the change was a $42.7 million increase in time deposits, a $38.7 million increase in noninterest-bearing demand deposits and a $18.9 million increase in money market and savings deposits. Noninterest-bearing demand deposits represented 31.3% of total deposits at June 30, 2025 and the loan-to-deposit ratio was 93.7%.

	As of (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-25	Q2-25
	2025	2025	2024	2024	2024	vs. Q1-25	vs. Q2-24
Deposit Portfolio
Demand: noninterest-bearing	$2,105,369	$2,066,659	$2,096,634	$2,051,790	$1,959,963	1.9%	7.4%
Demand: interest-bearing	90,172	80,790	80,323	79,287	82,981	11.6%	8.7%
Money market and savings	2,092,847	2,073,943	1,933,535	1,898,834	1,834,797	0.9%	14.1%
Time deposits	2,440,734	2,398,083	2,325,284	2,373,310	2,451,599	1.8%	-0.4%
Total deposits	$6,729,122	$6,619,475	$6,435,776	$6,403,221	$6,329,340	1.7%	6.3%

	As of
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2025	2025	2024	2024	2024
Composition of Deposit Portfolio
Demand: noninterest-bearing	31.3%	31.2%	32.6%	32.0%	31.0%
Demand: interest-bearing	1.3%	1.2%	1.2%	1.2%	1.3%
Money market and savings	31.1%	31.3%	30.0%	29.7%	29.0%
Time deposits	36.3%	36.3%	36.2%	37.1%	38.7%
Total deposits	100.0%	100.0%	100.1%	100.0%	100.0%

Stockholders’ equity at June 30, 2025 was $762.8 million, up $11.3 million from $751.5 million at March 31, 2025. The increase included net income, net of dividends paid, of $7.0 million for the second quarter. In addition, the increase in stockholders' equity included a $5.5 million decrease in unrealized after-tax losses on securities available for sale, due to changes in interest rates during the second quarter of 2025. Hanmi also repurchased 70,000 shares of common stock at a cost of $1.6 million, for an average share price of $23.26, during the quarter. At June 30, 2025, 1,110,500 shares remain under Hanmi’s share repurchase program. Tangible common stockholders’ equity was $751.8 million, or 9.58% of tangible assets at June 30, 2025 compared with $740.5 million, or 9.59% of tangible assets at the end of the prior quarter. Please refer to the Non-GAAP Financial Measures section below for more information.

Hanmi and the Bank exceeded minimum regulatory capital requirements, and the Bank continues to exceed the minimum for the “well capitalized” category. At June 30, 2025, Hanmi’s preliminary common equity tier 1 capital ratio was 12.12% and its total risk-based capital ratio was 15.20%, compared with 12.12% and 15.28%, respectively, at the end of the prior quarter.

	As of					Ratio Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-25	Q2-25
	2025	2025	2024	2024	2024	vs. Q1-25	vs. Q2-24
Regulatory Capital ratios (1)
Hanmi Financial
Total risk-based capital	15.20%	15.28%	15.24%	15.03%	15.24%	-0.08	-0.04
Tier 1 risk-based capital	12.46%	12.46%	12.46%	12.29%	12.46%	0.00	0.00
Common equity tier 1 capital	12.12%	12.12%	12.11%	11.95%	12.11%	0.00	0.01
Tier 1 leverage capital ratio	10.63%	10.67%	10.63%	10.56%	10.51%	-0.04	0.12
Hanmi Bank
Total risk-based capital	14.39%	14.47%	14.43%	14.27%	14.51%	-0.08	-0.12
Tier 1 risk-based capital	13.32%	13.34%	13.36%	13.23%	13.47%	-0.02	-0.15
Common equity tier 1 capital	13.32%	13.34%	13.36%	13.23%	13.47%	-0.02	-0.15
Tier 1 leverage capital ratio	11.43%	11.49%	11.47%	11.43%	11.41%	-0.06	0.02

(1) Preliminary ratios for June 30, 2025

Asset Quality
Loans 30 to 89 days past due and still accruing were 0.17% of loans at the end of the second quarter of 2025, compared with 0.28% at the end of the prior quarter.

Criticized loans totaled $46.6 million at June 30, 2025, down from $164.9 million at the end of the prior quarter. The $118.3 million decrease resulted from a $105.7 million decrease in special mention loans, and a $12.6 million decrease in classified loans. The $105.7 million decrease in special mention loans included loan upgrades of $85.3 million of two commercial real estate loans, paydowns of $20.0 million and amortization of $0.7 million, offset by downgrades of $0.3 million. The $12.6 million decrease in classified loans resulted from $8.7 million of loan charge-offs (primarily due to the previously mentioned $8.6 million commercial real estate loan charge-off), $2.9 million of equipment financing charge-offs, $1.6 million of amortization/paydowns, $4.0 million of loan upgrades and, $0.2 million of payoffs, offset by $4.8 million in additions. Additions included newly classified equipment financing agreements of $2.4 million and loan downgrades of $2.4 million.

Nonperforming loans were $26.0 million at June 30, 2025, down from $35.6 million at the end of the prior quarter. The $9.6 million decrease primarily reflected charge-offs of $11.6 million, $1.3 million in paydowns, loan upgrades of $1.0 million, and pay-offs of $0.2 million. Additions included $2.1 million of loans and $2.5 million of equipment financing agreements.

Nonperforming assets were $26.0 million at June 30, 2025, down from $35.7 million at the end of the prior quarter. As a percentage of total assets, nonperforming assets were 0.33% at June 30, 2025, and 0.46% at the end of the prior quarter.

Gross charge-offs for the second quarter of 2025 were $12.4 million, compared with $3.2 million for the preceding quarter. The increase in gross charge-offs was primarily due to a $8.6 million charge-off on a commercial real estate loan designated as nonaccrual during the first quarter of 2025. Charge-offs during the second quarter also included $2.9 million on equipment financing agreements. Recoveries of previously charged-off loans were $1.0 million in the second quarter of 2025, which included $0.6 million of recoveries on equipment financing agreements. As a result, there were $11.4 million of net charge-offs for the second quarter of 2025, compared to $1.9 million for the prior quarter.

The allowance for credit losses was $66.8 million at June 30, 2025, compared with $70.6 million at March 31, 2025. Collectively evaluated allowances increased $3.8 million and specific allowances for loans decreased $7.6 million. The decrease in specific allowances was a result of the previously mentioned $8.6 million charge-off. The ratio of the allowance for credit losses to loans was 1.06% at June 30, 2025 and 1.12% at the end of the prior quarter.

	As of or for the Three Months Ended (in thousands)					Amount Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-25	Q2-25
	2025	2025	2024	2024	2024	vs. Q1-25	vs. Q2-24
Asset Quality Data and Ratios

Delinquent loans:
Loans, 30 to 89 days past due and still accruing	$10,953	$17,312	$18,454	$15,027	$13,844	$(6,359)	$(2,891)
Delinquent loans to total loans	0.17%	0.28%	0.30%	0.24%	0.22%	(0.11)	(0.05)

Criticized loans:
Special mention	$12,701	$118,380	$139,612	$131,575	$36,921	$(105,679)	$(24,220)
Classified	33,857	46,519	25,683	28,377	33,945	(12,662)	(88)
Total criticized loans (1)	$46,558	$164,899	$165,295	$159,952	$70,866	$(118,341)	$(24,308)

Criticized loans to total loans	0.74%	2.62%	2.64%	2.56%	1.15%	(1.88)	(0.41)

Nonperforming assets:
Nonaccrual loans	$25,968	$35,459	$14,272	$15,248	$19,245	$(9,491)	$6,723
Loans 90 days or more past due and still accruing	-	112	-	242	-	(112)	-
Nonperforming loans (2)	25,968	35,571	14,272	15,490	19,245	(9,603)	6,723
Other real estate owned, net	-	117	117	772	772	(117)	(772)
Nonperforming assets (3)	$25,968	$35,688	$14,389	$16,262	$20,017	$(9,720)	$5,951

Nonperforming assets to assets (2)	0.33%	0.46%	0.19%	0.21%	0.26%	-0.13	0.07
Nonperforming loans to total loans	0.41%	0.57%	0.23%	0.25%	0.31%	-0.16	0.10

(1) Includes nonaccrual loans of $24.1 million, $34.4 million, $13.4 million, $13.6 million, and $18.4 million as of Q2-25, Q1-25, Q4-24, Q3-24, and Q2-24, respectively.
(2) Excludes a $27.2 million nonperforming loan held-for-sale as of September 30, 2024.
(3) Excludes repossessed personal property of $0.6 million, $0.7 million, $0.6 million, $1.2 million, and $1.2 million as of Q2-25, Q1-25, Q4-24, Q3-24, and Q2-24, respectively.

	As of or for the Three Months Ended (in thousands)
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2025	2025	2024	2024	2024
Allowance for credit losses related to loans:
Balance at beginning of period	$70,597	$70,147	$69,163	$67,729	$68,270
Credit loss expense (recovery) on loans	7,524	2,396	855	2,312	1,248
Net loan (charge-offs) recoveries	(11,365)	(1,946)	129	(878)	(1,789)
Balance at end of period	$66,756	$70,597	$70,147	$69,163	$67,729

Net loan charge-offs (recoveries) to average loans (1)	0.73%	0.13%	-0.01%	0.06%	0.12%
Allowance for credit losses to loans	1.06%	1.12%	1.12%	1.11%	1.10%

Allowance for credit losses related to off-balance sheet items:
Balance at beginning of period	$2,399	$2,074	$1,984	$2,010	$2,297
Credit loss expense (recovery) on off-balance sheet items	107	325	90	(26)	(287)
Balance at end of period	$2,506	$2,399	$2,074	$1,984	$2,010

Unused commitments to extend credit	$915,847	$896,282	$782,587	$739,975	$795,391

(1) Annualized

Corporate Developments
On April 24, 2025, Hanmi’s Board of Directors declared a cash dividend on its common stock for the 2025 second quarter of $0.27 per share. Hanmi paid the dividend on May 21, 2025, to stockholders of record as of the close of business on May 5, 2025.

Earnings Conference Call
Hanmi Bank will host its second quarter 2025 earnings conference call today, July 22, 2025, at 2:00 p.m. PST (5:00 p.m. EST) to discuss these results. This call will also be webcast. To access the call, please dial 1-877-407-9039 before 2:00 p.m. PST, using access code Hanmi Bank. To listen to the call online, either live or archived, please visit Hanmi’s Investor Relations website at https://investors.hanmi.com/ where it will also be available for replay approximately one hour following the call.

About Hanmi Financial Corporation
Headquartered in Los Angeles, California, Hanmi Financial Corporation owns Hanmi Bank, which serves multi-ethnic communities through its network of 32 full-service branches and eight loan production offices in California, Texas, Illinois, Virginia, New Jersey, New York, Colorado, Washington and Georgia. Hanmi Bank specializes in real estate, commercial, SBA and trade finance lending to small and middle market businesses. Additional information is available at www.hanmi.com.

Forward-Looking Statements
This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward–looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about our anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital and strategic plans, and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that our forward-looking statements to be reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statements. These factors include the following:

  a failure to maintain adequate levels of capital and liquidity to support our operations;
  general economic and business conditions internationally, nationally and in those areas in which we operate, including any potential recessionary conditions;
  volatility and deterioration in the credit and equity markets;
  changes in investor sentiment or consumer spending, borrowing and savings habits;
  availability of capital from private and government sources;
  demographic changes;
  competition for loans and deposits and failure to attract or retain loans and deposits;
  inflation and fluctuations in interest rates that reduce our margins and yields, the fair value of financial instruments, the level of loan originations or prepayments on loans we have made and make, the level of loan sales and the cost we pay to retain and attract deposits and secure other types of funding;
  our ability to enter new markets successfully and capitalize on growth opportunities;
  the current or anticipated impact of military conflict, terrorism or other geopolitical events;
  the effect of potential future supervisory action against us or Hanmi Bank and our ability to address any issues raised in our regulatory exams;
  risks of natural disasters;
  legal proceedings and litigation brought against us;
  a failure in or breach of our operational or security systems or infrastructure, including cyberattacks;
  the failure to maintain current technologies;
  risks associated with Small Business Administration loans;
  failure to attract or retain key employees;
  our ability to access cost-effective funding;
  the imposition of tariffs or other domestic or international governmental policies and retaliatory responses;
  changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio;
  fluctuations in real estate values;
  changes in accounting policies and practices;
  changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums and changes in the monetary policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System;
  the ability of Hanmi Bank to make distributions to Hanmi Financial Corporation, which is restricted by certain factors, including Hanmi Bank’s retained earnings, net income, prior distributions made, and certain other financial tests;
  strategic transactions we may enter into;
  the adequacy of and changes in the economic assumptions and methodology for computing our allowance for credit losses;
  our credit quality and the effect of credit quality on our credit losses expense and allowance for credit losses;
  changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements;
  our ability to control expenses; and
  cyber security and fraud risks against our information technology and those of our third-party providers and vendors.

In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission, including, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that we will file hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

Investor Contacts:
Romolo (Ron) Santarosa
Senior Executive Vice President & Chief Financial Officer
213-427-5636

Lisa Fortuna
Investor Relations
Financial Profiles, Inc.
lfortuna@finprofiles.com
310-622-8251

Hanmi Financial Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)

	June 30,	March 31,	Percentage	June 30,	Percentage
	2025	2025	Change	2024	Change
Assets
Cash and due from banks	$380,050	$329,003	15.5%	$313,079	21.4%
Securities available for sale, at fair value	918,094	907,011	1.2%	877,638	4.6%
Loans held for sale, at the lower of cost or fair value	49,611	11,831	319.3%	10,467	374.0%
Loans receivable, net of allowance for credit losses	6,239,201	6,211,592	0.4%	6,108,630	2.1%
Accrued interest receivable	23,749	23,536	0.9%	23,958	-0.9%
Premises and equipment, net	20,607	20,866	-1.2%	21,955	-6.1%
Customers' liability on acceptances	214	552	-61.2%	551	-61.2%
Servicing assets	6,420	6,422	0.0%	6,836	-6.1%
Goodwill and other intangible assets, net	11,031	11,031	0.0%	11,048	-0.2%
Federal Home Loan Bank ("FHLB") stock, at cost	16,385	16,385	0.0%	16,385	0.0%
Bank-owned life insurance	56,985	57,476	-0.9%	56,534	0.8%
Prepaid expenses and other assets	140,016	133,330	5.0%	139,266	0.5%
Total assets	$7,862,363	$7,729,035	1.7%	$7,586,347	3.6%

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$2,105,369	$2,066,659	1.9%	$1,959,963	7.4%
Interest-bearing	4,623,753	4,552,816	1.6%	4,369,377	5.8%
Total deposits	6,729,122	6,619,475	1.7%	6,329,340	6.3%
Accrued interest payable	30,567	29,646	3.1%	47,699	-35.9%
Bank's liability on acceptances	214	552	-61.2%	551	-61.2%
Borrowings	127,500	117,500	8.5%	292,500	-56.4%
Subordinated debentures	130,960	130,799	0.1%	130,318	0.5%
Accrued expenses and other liabilities	81,166	79,578	2.0%	78,880	2.9%
Total liabilities	7,099,529	6,977,550	1.7%	6,879,288	3.2%

Stockholders' equity:
Common stock	34	34	0.0%	34	0.0%
Additional paid-in capital	592,825	591,942	0.1%	588,647	0.7%
Accumulated other comprehensive (loss)	(54,511)	(60,002)	9.2%	(78,000)	30.1%
Retained earnings	367,251	360,289	1.9%	333,392	10.2%
Less treasury stock	(142,765)	(140,778)	-1.4%	(137,014)	-4.2%
Total stockholders' equity	762,834	751,485	1.5%	707,059	7.9%
Total liabilities and stockholders' equity	$7,862,363	$7,729,035	1.7%	$7,586,347	3.6%

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended
	June 30,	March 31,	Percentage	June 30,	Percentage
	2025	2025	Change	2024	Change
Interest and dividend income:
Interest and fees on loans receivable	$92,589	$90,887	1.9%	$90,752	2.0%
Interest on securities	6,261	6,169	1.5%	5,238	19.5%
Dividends on FHLB stock	354	360	-1.7%	357	-0.8%
Interest on deposits in other banks	2,129	1,841	15.6%	2,313	-8.0%
Total interest and dividend income	101,333	99,257	2.1%	98,660	2.7%
Interest expense:
Interest on deposits	41,924	40,559	3.4%	46,495	-9.8%
Interest on borrowings	684	2,024	-66.2%	1,896	-63.9%
Interest on subordinated debentures	1,586	1,582	0.3%	1,649	-3.8%
Total interest expense	44,194	44,165	0.1%	50,040	-11.7%
Net interest income before credit loss expense	57,139	55,092	3.7%	48,620	17.5%
Credit loss expense	7,631	2,721	180.4%	961	694.1%
Net interest income after credit loss expense	49,508	52,371	-5.5%	47,659	3.9%
Noninterest income:
Service charges on deposit accounts	2,169	2,217	-2.2%	2,429	-10.7%
Trade finance and other service charges and fees	1,461	1,396	4.7%	1,277	14.4%
Gain on sale of Small Business Administration ("SBA") loans	2,160	2,000	8.0%	1,644	31.4%
Other operating income	2,281	2,113	8.0%	2,707	-15.7%
Total noninterest income	8,071	7,726	4.5%	8,057	0.2%
Noninterest expense:
Salaries and employee benefits	22,069	20,972	5.2%	20,434	8.0%
Occupancy and equipment	4,344	4,450	-2.4%	4,607	-5.7%
Data processing	3,727	3,787	-1.6%	3,686	1.1%
Professional fees	1,725	1,468	17.5%	1,749	-1.4%
Supplies and communications	515	517	-0.4%	570	-9.6%
Advertising and promotion	798	585	36.4%	669	19.3%
Other operating expenses	3,169	3,205	-1.1%	3,561	-11.0%
Total noninterest expense	36,347	34,984	3.9%	35,276	3.0%
Income before tax	21,232	25,113	-15.5%	20,440	3.9%
Income tax expense	6,115	7,441	-17.8%	5,989	2.1%
Net income	$15,117	$17,672	-14.5%	$14,451	4.6%

Basic earnings per share:	$0.50	$0.59		$0.48
Diluted earnings per share:	$0.50	$0.58		$0.48

Weighted-average shares outstanding:
Basic	29,948,836	29,937,660		30,055,913
Diluted	30,054,456	30,058,248		30,133,646
Common shares outstanding	30,176,568	30,233,514		30,272,110

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except share and per share data)

	Six Months Ended
	June 30,	June 30,	Percentage
	2025	2024	Change
Interest and dividend income:
Interest and fees on loans receivable	$183,476	$182,427	0.6%
Interest on securities	12,430	10,193	21.9%
Dividends on FHLB stock	714	719	-0.7%
Interest on deposits in other banks	3,969	4,914	-19.2%
Total interest and dividend income	200,589	198,253	1.2%
Interest expense:
Interest on deposits	82,483	92,133	-10.5%
Interest on borrowings	2,708	3,551	-23.7%
Interest on subordinated debentures	3,167	3,295	-3.9%
Total interest expense	88,358	98,979	-10.7%
Net interest income before credit loss expense	112,231	99,274	13.1%
Credit loss expense	10,352	1,188	771.4%
Net interest income after credit loss expense	101,879	98,086	3.9%
Noninterest income:
Service charges on deposit accounts	4,387	4,878	-10.1%
Trade finance and other service charges and fees	2,858	2,691	6.2%
Gain on sale of Small Business Administration ("SBA") loans	4,161	3,126	33.1%
Other operating income	4,390	5,095	-13.8%
Total noninterest income	15,796	15,790	0.0%
Noninterest expense:
Salaries and employee benefits	43,041	42,019	2.4%
Occupancy and equipment	8,794	9,144	-3.8%
Data processing	7,514	7,237	3.8%
Professional fees	3,194	3,642	-12.3%
Supplies and communications	1,031	1,172	-12.0%
Advertising and promotion	1,382	1,576	-12.3%
Other operating expenses	6,374	6,930	-8.0%
Total noninterest expense	71,330	71,720	-0.5%
Income before tax	46,345	42,156	9.9%
Income tax expense	13,556	12,541	8.1%
Net income	$32,789	$29,615	10.7%

Basic earnings per share:	$1.09	$0.98
Diluted earnings per share:	$1.08	$0.97

Weighted-average shares outstanding:
Basic	29,943,279	30,089,341
Diluted	30,048,704	30,166,181
Common shares outstanding	30,176,568	30,272,110

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited)
(Dollars in thousands)

	Three Months Ended
	June 30, 2025			March 31, 2025			June 30, 2024
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans receivable (1)	$6,257,741	$92,589	5.93%	$6,189,531	$90,887	5.95%	$6,089,440	$90,752	5.99%
Securities (2)	993,975	6,261	2.55%	1,001,499	6,169	2.49%	979,671	5,238	2.17%
FHLB stock	16,385	354	8.65%	16,385	360	8.92%	16,385	357	8.77%
Interest-bearing deposits in other banks	200,266	2,129	4.26%	176,028	1,841	4.24%	180,177	2,313	5.16%
Total interest-earning assets	7,468,367	101,333	5.44%	7,383,443	99,257	5.45%	7,265,673	98,660	5.46%

Noninterest-earning assets:
Cash and due from banks	53,977			53,670			55,442
Allowance for credit losses	(70,222)			(69,648)			(67,908)
Other assets	250,241			249,148			252,410

Total assets	$7,702,363			$7,616,613			$7,505,617

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$81,308	$29	0.15%	$79,369	$27	0.14%	$85,443	$32	0.15%
Money market and savings	2,109,221	17,342	3.30%	2,037,224	16,437	3.27%	1,845,870	17,324	3.77%
Time deposits	2,434,659	24,553	4.05%	2,345,346	24,095	4.17%	2,453,154	29,139	4.78%
Total interest-bearing deposits	4,625,188	41,924	3.64%	4,461,939	40,559	3.69%	4,384,467	46,495	4.27%
Borrowings	60,134	684	4.58%	179,444	2,024	4.57%	169,525	1,896	4.50%
Subordinated debentures	130,880	1,586	4.84%	130,718	1,582	4.84%	130,239	1,649	5.07%
Total interest-bearing liabilities	4,816,202	44,194	3.68%	4,772,101	44,165	3.75%	4,684,231	50,040	4.30%

Noninterest-bearing liabilities and equity:
Demand deposits: noninterest-bearing	1,934,985			1,895,953			1,883,765
Other liabilities	140,053			144,654			162,543
Stockholders' equity	811,123			803,905			775,078

Total liabilities and stockholders' equity	$7,702,363			$7,616,613			$7,505,617

Net interest income		$57,139			$55,092			$48,620

Cost of deposits			2.56%			2.59%			2.98%
Net interest spread (taxable equivalent basis)			1.76%			1.70%			1.16%
Net interest margin (taxable equivalent basis)			3.07%			3.02%			2.69%

(1) Includes average loans held for sale
(2) Income calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30, 2025			June 30, 2024
		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans receivable (1)	$6,223,825	$183,476	5.94%	$6,113,664	$182,427	6.00%
Securities (2)	997,716	12,430	2.52%	974,596	10,193	2.12%
FHLB stock	16,385	714	8.79%	16,385	719	8.82%
Interest-bearing deposits in other banks	188,214	3,969	4.25%	190,950	4,914	5.18%
Total interest-earning assets	7,426,140	200,589	5.44%	7,295,595	198,253	5.46%

Noninterest-earning assets:
Cash and due from banks	53,824			56,912
Allowance for credit losses	(69,936)			(68,507)
Other assets	249,697			248,555

Total assets	$7,659,725			$7,532,555

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$80,344	$56	0.14%	$85,922	$61	0.14%
Money market and savings	2,073,421	33,779	3.29%	1,830,478	33,877	3.72%
Time deposits	2,390,249	48,648	4.10%	2,480,492	58,195	4.72%
Total interest-bearing deposits	4,544,014	82,483	3.66%	4,396,892	92,133	4.21%
Borrowings	119,460	2,708	4.57%	165,972	3,551	4.30%
Subordinated debentures	130,799	3,167	4.84%	130,163	3,295	5.06%
Total interest-bearing liabilities	4,794,273	88,358	3.72%	4,693,027	98,979	4.24%

Noninterest-bearing liabilities and equity:
Demand deposits: noninterest-bearing	1,915,577			1,902,477
Other liabilities	142,341			163,533
Stockholders' equity	807,534			773,518

Total liabilities and stockholders' equity	$7,659,725			$7,532,555

Net interest income		$112,231			$99,274

Cost of deposits			2.58%			2.94%
Net interest spread (taxable equivalent basis)			1.73%			1.22%
Net interest margin (taxable equivalent basis)			3.05%			2.74%

(1) Includes average loans held for sale
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Non-GAAP Financial Measures

These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Tangible Common Equity to Tangible Assets Ratio

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (“GAAP”). This non-GAAP measure is used by management in the analysis of Hanmi’s capital strength. Tangible common equity is calculated by subtracting goodwill and other intangible assets from stockholders’ equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from stockholders’ equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Hanmi.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

Tangible Common Equity to Tangible Assets Ratio (Unaudited)
(In thousands, except share, per share data and ratios)

	June 30,	March 31,	December 31,	September 30,	June 30,
Hanmi Financial Corporation	2025	2025	2024	2024	2024
Assets	$7,862,363	$7,729,035	$7,677,925	$7,712,299	$7,586,347
Less goodwill and other intangible assets	(11,031)	(11,031)	(11,031)	(11,031)	(11,048)
Tangible assets	$7,851,332	$7,718,004	$7,666,894	$7,701,268	$7,575,299

Stockholders' equity (1)	$762,834	$751,485	$732,174	$736,709	$707,059
Less goodwill and other intangible assets	(11,031)	(11,031)	(11,031)	(11,031)	(11,048)
Tangible stockholders' equity (1)	$751,803	$740,454	$721,143	$725,678	$696,011

Stockholders' equity to assets	9.70%	9.72%	9.54%	9.55%	9.32%
Tangible common equity to tangible assets (1)	9.58%	9.59%	9.41%	9.42%	9.19%

Common shares outstanding	30,176,568	30,233,514	30,195,999	30,196,755	30,272,110
Tangible common equity per common share	$24.91	$24.49	$23.88	$24.03	$22.99

(1) There were no preferred shares outstanding at the periods indicated.

Preprovision Net Revenue

Preprovision net revenue is supplemental financial information determined by a method other than in accordance with U.S. GAAP. This non-GAAP measure is used by management to measure Hanmi’s core operational performance, excluding the impact of provisions for loan losses. By isolating preprovision net revenue, management can better understand the Company’s profitability and make more informed strategic decisions. Preprovision net revenue is calculated adding income tax expense and credit loss expense to net income. Management believes this financial measure highlights the Company's net revenue activities and operational efficiency, excluding unpredictable credit loss expense.

The following table details the Company's preprovision net revenue, which are non-GAAP measures, for the periods indicated:

Preprovision Net Revenue (Unaudited)
(In thousands, except percentages)

						Percentage Change
	June 30,	March 31,	December 31,	September 30,	June 30,	Q2-25	Q2-25
Hanmi Financial Corporation	2025	2025	2024	2024	2024	vs. Q1-25	vs. Q2-24
Net income	$15,117	$17,672	$17,695	$14,892	$14,451
Add back:
Credit loss expense	7,631	2,721	945	2,286	961
Income tax expense	6,115	7,441	7,632	6,231	5,989
Preprovision net revenue	$28,863	$27,834	$26,272	$23,409	$21,401	3.7%	34.9%